Exhibit 99

                                Press Release

                                    Dated

                                March 21, 2002






















Today's date: March 21, 2002            Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



              JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                             OF CASH DIVIDEND
                          (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on March 21, 2002, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on April 12, 2002, to stockholders of record at close of business on March 29, 2002.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through eight branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of December 31, 2001, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $390.7 million, liabilities of $354.3 million and stockholder's equity of $36.4 million.